[CONSENT OF KPMG LLP]





The Board of Directors
First Bancorp, Inc.:

     We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts" in the Registration Statement, Form S-4.


                                   /s/ KPMG LLP

Anchorage, Alaska
March 15, 1999